Exhibit 99.1

M A C K – C A L I  R E A L T Y  C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

MACK-CALI NAMES MAHBOD NIA CHIEF EXECUTIVE OFFICER

Seasoned Executive Brings Over 20 Years of Experience Driving Substantial Value Creation Across the Real Estate Industry

Lead Independent Director, Tammy K. Jones, Appointed Board Chair

MaryAnne Gilmartin Steps Down as Interim CEO and Board Chair; Will Serve as Special Advisor

to Ensure a Smooth Transition

Jersey City, NJ — (March 3, 2021) — Mack-Cali Realty Corporation (NYSE: CLI), a leading owner, manager, and developer of class A office and luxury multifamily real estate throughout New Jersey, today announced that its Board of Directors (the “Board”) has named Mahbod Nia Chief Executive Officer, effective March 8, 2021. Mr. Nia, who has served as a director of Mack-Cali since June 2020, will succeed Interim CEO MaryAnne Gilmartin, who will serve as Special Advisor to ensure a smooth transition of responsibilities. With the selection of a permanent CEO, and to allow for the election of an independent Board Chair in accordance with the applicable NYSE independence guidelines, Ms. Gilmartin has stepped down as Board Chair, and will not run for re-election to the Board at the Company’s 2021 Annual Meeting of Shareholders. She will remain a director through the Annual Meeting and return to her full-time role as CEO of MAG Partners. The Board has appointed Lead Independent Director, Tammy K. Jones, Board Chair, effective as of March 2, 2021.

Mr. Nia’s appointment follows a comprehensive search for a permanent CEO that was conducted by a leading executive search firm, Ferguson Partners LP, in consultation with the Board’s Search Committee. He brings to Mack-Cali more than 20 years of real estate industry experience, most recently having served as Chief Executive Officer of NorthStar Realty Europe Corp. (“NRE”), a NYSE-listed REIT, where he was a member of the investment committee and board of directors. During his tenure at NRE, Mr. Nia oversaw a strategic transformation that drove per share net asset value growth of over 40% through a series of value enhancing property level and corporate initiatives. These initiatives included a major simplification of the business, a reduction in leverage from 58% to 40% loan to value, realization of significant G&A expense savings and substantial leasing activity across the portfolio, which culminated in the successful sale of NRE to AXA Investment Managers and realizing a 16% IRR.

“The powerful combination of Mahbod’s experience as a successful CEO of a public REIT and deep familiarity with Mack-Cali having served on the Board, will enable him to hit the ground running,” said Ms. Jones. “His proven management expertise and track record of creating shareholder value – most recently as CEO of NRE, through repositioning, leasing, and transacting in the sector – make him the ideal executive to lead Mack-Cali forward. On behalf of the Board, I would like to thank MaryAnne for her steady leadership, navigating Mack-Cali through one of the most uncertain times in history. I am honored that the Board has entrusted me to follow in her footsteps and will ensure Mack-Cali continues to make thoughtful, strategic decisions grounded in strong corporate governance and designed to prioritize the needs of its shareholders.”

Mr. Nia added, “I am thrilled to lead Mack-Cali through this next chapter. Having worked with the company in my capacity as a Board member, it is clear to me that there are numerous parallels between the situation at Mack-Cali and the one we encountered at NRE. I believe there is substantial value embedded within Mack-Cali, and, together with the Board, we are well positioned to navigate the path to unlocking that value for shareholders over time.”

Ms. Gilmartin added, “I joined Mack-Cali to drive change in an organization with great potential, and we have done that, meaningfully improving leadership and governance to enhance shareholder value. The achievements of the past year are among the highlights of my career, empowering the company’s talented team to execute the Board’s strategy in a safe and productive manner during an unprecedented pandemic. I am pleased to pass the baton to Mahbod and Tammy, and am confident they will build on this foundation to maximize value for all Mack-Cali stakeholders. I look forward to helping ensure a smooth transition and then returning my full focus to MAG Partners.”

Akiva Katz, a director on the Board and Managing Partner of Bow Street LLC, concluded, “In her capacity as director, Chair, and – when called upon – Interim CEO, MaryAnne has been a tireless advocate for Mack-Cali shareholders. She has created value through strategic dispositions, restructured and redesigned Mack-Cali’s leasing strategy, and remained steadfast in her commitment to the company and its stakeholders over the past two years. Shareholders have been fortunate to have MaryAnne in their corner and could not ask for individuals better suited than Mahbod and Tammy to chart Mack-Cali’s path forward.”

In connection with his appointment as Chief Executive Officer, Mr. Nia will be granted 950,000 stock options within five days after his start date that will have an exercise price equal to the closing price of the company’s common stock on the date of grant. The stock options will vest in one-third increments on each of the first three anniversaries of the date of grant, subject to earlier vesting on certain termination events. The award is an employment “inducement award” that is intended to comply with New York Stock Exchange Rule 303A.08.

Prior to NRE, Mr. Nia served as Managing Director, Head of European Investments at NorthStar Asset Management Group, where he established and rapidly grew the company’s European investment platform to $2.6 billion in assets under management across nine countries and five asset classes. He subsequently oversaw the platform’s spin-off to create NRE in 2015 as well as the sale of the company. Previously, Mr. Nia held roles at Colony Capital Inc., Goldman Sachs and Citigroup Inc / Salomon Brothers. He holds a First-Class honors degree in Economics for Business from the University of Westminster and a master’s degree in Economics and Finance from Warwick Business School.

Ms. Jones has served as the Lead Independent Director of Mack-Cali since June 2020. She is the Co-Founder & Chief Executive Officer of Basis Investment Group, a multi-strategy commercial real estate investment manager that deploys capital on behalf of some of the largest public pension plans, sovereigns and family offices in the country. She has over 25 years of real estate experience investing and lending across the capital stack and all property types with a focus on multifamily and office. Ms. Jones is currently an Independent Director of Crown Castle International Corp. (NYSE: CCI). Ms. Jones formerly served as an Independent Director for Monogram Residential Trust, Inc. (NYSE: MORE), which was acquired by an affiliate of Greystar Growth, an income fund, yielding a premium of 22% over the share price.  Ms. Jones is an Independent Director of KKR Real Estate Select Trust Inc. and also Chairs the Real Estate Executive Council, a trade organization dedicated to creating a pipeline of diversity in commercial real estate.

About Mack-Cali Realty Corporation

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward Looking Statements

Statements made in this communication may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, which is incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2021 Annual Meeting. The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a definitive proxy statement and accompanying proxy card in connection with the 2021 Annual Meeting. The definitive proxy statement will contain important information about the Company, the 2021 Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC (when they become available) on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS (WHEN THEY BECOME AVAILABLE) BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

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Media Contact:

Jeremy Soffin

mack-cali@berlinrosen.com

(646) 200-5318